Exhibit 99.1

PRESS RELEASE

For Immediate Release

Bank of the Carolinas Corporation Board Elects Glick as Chairman

MOCKSVILLE, NORTH CAROLINA, October 28, 2014 – The board of directors of Bank of the Carolinas Corporation (the “Company”) (OTCQB: BCAR) and its wholly owned subsidiary, Bank of the Carolinas (the “Bank”), have appointed Harvey L. Glick as a director and elected him as chairman. The board was introduced to Mr. Glick during the course of the Company’s recent $45.8 million capital raise. Mr. Glick participated in the capital raise and was instrumental to its success.

In electing Glick as chairman, the board noted his involvement in the capital raise, his leadership capabilities, and his broad experience in the financial services industry. Glick, 63, was most recently president and chief executive officer of Insight Bank, Worthington, Ohio, from 2008 until 2014. He currently serves on the board of directors of Insignia Bank, Sarasota, Florida. Mr. Glick began his banking career in 1980 at State Savings Bank, Columbus, Ohio. He served as chairman and chief executive officer of Prospect Bank, Columbus, Ohio, until its sale to Sky Financial Group in 2004. He then served as executive vice president of Sky Bank until July 2006. Mr. Glick also served as chairman of the board of directors of Century Bank, Columbus, Ohio, as a member of the board of directors of State Savings Bank of Arizona, and as a member of the board of directors of Carolina Financial Corporation, Charleston, South Carolina. Mr. Glick also serves on the Banking Commission for the State of Ohio.

Mr. Glick succeeds Dr. Francis W. Slate as chairman. Dr. Slate will continue to serve on the board until the Company’s annual meeting of shareholders in December.

“I’m excited to have been appointed to the board of directors and look forward to working with the nearly 100 talented associates at Bank of the Carolinas—a true community bank,” Glick said. “With our new capital in hand and the retirement of our borrowings I’m very optimistic about the future. With the pending retirement of Dr. Francis W. Slate, I want to thank him for his leadership and acknowledge that I have very big shoes to fill.”

Stephen R. Talbert, president and chief executive officer of the Company and the Bank, commented, “We are very excited to have Harvey Glick join our board of directors. Harvey has a vast amount of experience in banking and his knowledge and expertise will be a tremendous addition to our team. With his successful leadership positions at previous banking institutions, we are confident that his addition to our board will be beneficial in helping guide Bank of the Carolinas into the future.”

About Bank of the Carolinas Corporation

Bank of the Carolinas Corporation is the holding company for Bank of the Carolinas, a North Carolina chartered bank headquartered in Mocksville, NC with offices in Advance,

Asheboro, Concord, Harrisburg, Landis, Lexington and Winston-Salem. The common stock of the Company is quoted under the symbol “BCAR” on the OTCQB marketplace operated by OTC Markets Group Inc.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “feels,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Although we believe that the expectations reflected in the forward-looking statements included in this press release are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

For further information contact:

Stephen R. Talbert

President and Chief Executive Officer

Bank of the Carolinas Corporation

(336) 751-5755